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                                                                    EXHIBIT 10.1

January 5, 2005

          Confidential Materials omitted and field separately with the Securities and Exchange Commission. Asterisks denote omissions.

                           CRITICAL THERAPEUTICS, INC.

                                       AND

                              BECKMAN COULTER, INC.

                                LICENSE AGREEMENT

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January 5, 2005

THIS LICENSE AGREEMENT is made as of the Effective Date

BETWEEN:

CRITICAL THERAPEUTICS, INC., a company incorporated under the laws of the State of Delaware, and having its principal place of business at 60 Westview Street, Lexington, MA 02421; and

BECKMAN COULTER, INC., a company incorporated under the laws of Delaware, having its principal place of business at 4300 N. Harbor Boulevard, Fullerton, California 92834.

RECITALS:

(A) CTI is the owner of certain patent and other intellectual property rights throughout the world in relation to HMGB-1.

(B) CTI wishes to grant to BCI, and BCI wishes to obtain from CTI, certain rights and licenses to utilize those CTI patents and other intellectual property rights to evaluate, create and market, directly or indirectly, certain products under and according to the provisions of this Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS:

                     CLAUSE 1 -- DEFINITIONS, INTERPRETATION

1.1   Definitions:

      "AFFILIATE" shall mean any corporation or entity controlling, controlled or under common control with CTI or BCI, as the case may be. For the purposes of this Agreement, "control" shall mean the direct or indirect ownership of more than 50% of the issued voting shares or other voting rights of the subject entity to elect directors, or if not meeting the preceding criteria, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.

      "AGREEMENT" shall mean this license agreement (which expression shall be deemed to include the Recitals and Schedules hereto).

      "ASR PRODUCT" shall mean any Product labelled by BCI as an analyte specific reagent under and according to the requirements of the FDA.

      "BCI" shall mean Beckman Coulter, Inc., a Delaware corporation.

      "CTI" shall mean Critical Therapeutics, Inc, a Delaware corporation, and its Affiliates.

      "CTI IMPROVEMENTS" shall mean any and all improvements to the CTI Patents, the CTI Know-How, or the CTI Monoclonal Antibody that have been conceived,

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January 5, 2005

      created, developed and/or otherwise invented by or on behalf of CTI and/or BCI during the Term. For the sake of clarity, it is understood that BCI improvements included within this definition shall be strictly limited to improvements in a kit or assemblage of reagents for measuring only HMGB-1 in humans or animals, and any BCI improvement that has application to a kit or assemblage of reagents for the measurement of any other analyte is not within the scope of this definition.

      "CTI INTELLECTUAL PROPERTY" shall mean the CTI Know-How, the CTI Patents, the CTI Improvements, and the CTI Monoclonal Antibody.

      "CTI KNOW-HOW" shall mean, any and all rights owned, licensed or controlled by CTI as of the Effective Date to any scientific, pharmaceutical or technical information, data, discovery, invention (whether patentable or not), know-how, substances, techniques, processes, systems, formulations, designs and expertise relating to the design, development, manufacture, regulatory clearance, use, importation, sale or support of HMGB-1 in diagnostics (including without limitation in any existing or potential Product), including antibodies to HMGB-1, whether or not generally known to the public.

      "CTI MONOCLONAL ANTIBODY" shall mean one or more monoclonal antibodies to HMGB-1 developed by or on behalf of CTI and which CTI has the right to license or sub-license to BCI.

      "CTI PATENTS" shall mean any and all rights under any and all patent applications and/or patents, now existing, currently pending or hereafter filed or acquired or licensed by CTI relating to the use of HMGB-1 in diagnostics (including without limitation in any existing or potential Product), including antibodies to HMGB-1, including without limitation as of the Effective Date those patent applications and patents set forth in
      Schedule 1, and any foreign counterparts thereof and all divisionals, continuations, continuations-in-part, any foreign counterparts thereof and all patents issuing on any of the foregoing, and any foreign counterparts thereof, together with all registrations, reissues, re-examinations, supplemental protection certificates, or extensions thereof, and any foreign counterparts thereof.

      "EFFECTIVE DATE" shall mean last in time of the dates adjacent to the signatures of the authorized representatives of the parties on the signature page of this Agreement.

      "FDA" shall mean the United States Food and Drug Administration or any other successor agency.

      "FIELD" shall mean the measurement of HMGB-1 in humans or animals.

      "FORCE MAJEURE" shall mean causes beyond a party's reasonable control, including acts of God, fires, floods, earthquakes, riots, strikes, acts of war, or intervention of a Governmental Authority.

      "FORMAL PRODUCT DEVELOPMENT" shall mean the portion of BCI's product design and development process starting with Design Control as that term is defined in BCI's [**] in effect as of the Effective Date and as may be amended, superseded or otherwise modified by BCI from time to time. As of the Effective Date,

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      Design Control begins on the date that the first [**] is conducted for the
      Product. The portion of BCI's [**] before Design Control is not within the scope of this definition.

      "GOVERNMENTAL AUTHORITY" shall mean all governmental and regulatory bodies, agencies, departments or entities which regulate, direct or control commercial and other related activities in or with the Territory.

      "HMGB-1" shall mean high mobility group protein 1 as described in the CTI Patents set forth in Schedule 1.

      "IVD PRODUCT" shall mean any Product labelled by BCI as an in vitro diagnostic product under and according to the requirements of the FDA.

      "NET SALES" shall mean the amount (the "Amount") received by BCI, BCI's Affiliates, any sublicensee of BCI under this Agreement ("Sublicensees"), or the Affiliates of the Sublicensees from the sale of Products to third (non-Affiliated) parties, in all instances less the Normal Discounts (as that term is defined in this Paragraph). BCI and its Sublicensees will determine the Amount in conformity with the procedures that BCI or its Sublicensees generally uses or may generally use or generally uses for the purpose of this Agreement to recognize revenue pursuant to Statements of Financial Accounting Standards ("SFAS"), issued by the Financial Accounting Standards Board, applicable to U.S. corporations with securities traded on U.S. exchanges (or equivalent or successor standards or boards, or for non-U.S. Sublicensees the equivalent standards or boards in the country in which the Sublicensee is organized), including those procedures BCI or its Sublicensees may use to allocate, apportion, attribute or otherwise assign revenue and expenses to the Products when the Products are sold alone or when the Products are sold in any combination with other products and/or services. For purposes of this Paragraph the "Normal Discounts" means any one or combination of the following four deductions (but only for such deductions actually given to the customer): (i) normal and customary trade, quantity and cash discounts actually allowed and taken, (ii) credits actually given for returned goods, (iii) freight insurance and custom broker fees if separately itemized, and (iv) value-added sales, use or turnover taxes, excise taxes and custom duties.

      "PRODUCT" shall mean a kit or assemblage of reagents for measuring HMGB-1 in humans or animals that (i) employs a CTI Monoclonal Antibody or (ii) in the country of manufacture, use or sale would infringe, or the importation of which into the country would infringe, but for the CTI License granted to BCI under this Agreement, at least one issued and unexpired claim in the CTI Patents.

      "PROSECUTE" shall mean in relation to a class of intellectual property:

            (a) to secure the grant of any patent application within such class;

            (b) to file and prosecute patent applications on patentable inventions and discoveries relating to that class;

            (c) to defend all such applications against third party oppositions; and

            (d) to maintain in force any issued letters patent relating to the same.

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      "RUO PRODUCT" shall mean any Product labelled by BCI as a research use only product under and according to the requirements of the FDA.

      "TERM" shall mean the term of this Agreement, as set out in Clause 8.

      "TERRITORY" shall mean all of the countries of the world.

      "$" shall mean United States Dollars.

1.2   Further Definitions:

In addition, the following definitions have the meanings in the Clauses corresponding thereto, as set forth below:

DEFINITION                            CLAUSE
"Confidential Information"            9.1.1
"Covered Products"                    4.2.1.1
"Disclosing Party"                    9.3.1
"CTI License"                         2.1
"Term"                                7.1
"Statement"                           6.1
"Sublicensees"                        Definition of Net Sales, above

1.3   Interpretation:

In this Agreement:

            1.3.1 the singular includes the plural and vice versa, the masculine includes the feminine and vice versa and references to natural persons include corporate bodies, partnerships and vice versa;

            1.3.2 any reference to a Clause or Schedule, unless otherwise specifically provided, shall be respectively to a Clause or Schedule of this Agreement;

            1.3.3 the headings of this Agreement are for ease of reference only and shall not affect its construction or interpretation;

            1.3.4 the expressions "include", "includes", "including", "in particular" and similar expressions shall be construed without limitation; and

            1.3.5 the word "or" shall not be construed to be exclusive.

                             CLAUSE 2 -- THE LICENSE

2.1   CTI License to BCI:

Subject to the terms of this Agreement, CTI hereby grants to BCI and BCI's Affiliates as of the Effective Date for the Term an exclusive license (the "CTI LICENSE") to the CTI Intellectual Property to evaluate, develop, make, have made, import, use, offer for sale and sell or otherwise dispose of Products in the Territory.

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2.2   Sub-licensing by BCI:

BCI shall be entitled, subject to the prior written consent of CTI which shall not be unreasonably withheld or delayed, to grant sub-licenses under the CTI License in respect of the CTI Intellectual Property; PROVIDED, HOWEVER, that CTI may withhold its consent of any sub-license that includes the right to manufacture the CTI Monoclonal Antibody. Any sub-license granted hereunder shall be in the same terms mutatis mutandis as the terms of this Agreement insofar as they are applicable (it being understood that the right to manufacture the CTI Monoclonal Antibody need not be included in any such sub-license), but excluding the right to grant a sub-license. BCI shall be liable to CTI for the acts and omissions of any sub-licensee to the same extent that BCI would be liable to CTI for the acts and omissions of BCI under the express provisions of this Agreement. Where a sub-license has been granted under this Clause, such sub-license shall automatically terminate if this Agreement terminates.

                        CLAUSE 3 -- INTELLECTUAL PROPERTY

3.1   Ownership of Intellectual Property:

      CTI shall remain the owner of the CTI Intellectual Property.

3.2   Patent prosecution and maintenance:

      CTI, at its sole discretion and expense, may Prosecute the CTI Intellectual Property in the Field in the Territory.

3.3   Enforcement:

      3.3.1 BCI shall promptly inform CTI in writing of any actual or alleged unauthorized use of the CTI Intellectual Property by a third party of which it becomes aware and provide CTI with any such information of such unauthorized use as is reasonable available to BCI.

      3.3.2 If BCI becomes aware of any apparent infringement of the CTI Intellectual Property in the Field in the Territory, it may notify CTI in writing of such apparent infringement, provide to CTI information in BCI's possession of such apparent infringement, and request in writing that CTI investigate such apparent infringement. If within six months of BCI's notice CTI has not explained to BCI's commercially reasonable satisfaction why the apparent infringement is not an infringement of the CTI Intellectual Property, stopped such apparent infringement, or caused commencement of litigation against the apparent infringer, BCI's obligations to pay royalties under this Agreement for those Products sold in each country as the apparently infringing products, shall be reduced by [**]% for a [**]royalty reduction period. If after the [**] royalty reduction period CTI has not explained to BCI's commercially reasonable satisfaction why the apparent infringement is not an infringement of the CTI Intellectual Property, stopped such apparent infringement, or caused commencement of litigation against the apparent infringer, BCI's obligations to pay royalties under this Agreement for those Products sold in each country as the apparently infringing products shall be suspended

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            and shall not resume until such time as CTI has explained to BCI's commercially reasonable satisfaction why the apparent infringement is not an infringement of the CTI Intellectual Property, stopped such apparent infringement, or caused commencement of litigation against the apparent infringer.

3.4   Patent Marking

      3.4.1 BCI shall mark or have marked all patent number(s) in respect of the CTI Patents on all Product, or otherwise reasonably communicate to the trade the existence of any CTI Patents for the countries within the Territory in such a manner as to ensure compliance with, and enforceability under, applicable laws.

                        CLAUSE 4 -- FINANCIAL PROVISIONS

4.1   License Fees:

      4.1.1 In consideration of the CTI License, BCI shall pay to CTI the following non-refundable amounts:

            4.1.1.1  a Product evaluation license fee of $250,000 within thirty
                     (30) days after the Effective Date;

            4.1.1.2 if within [**] after the Effective Date BCI provides a written notice to CTI that BCI exercises its right and option under this Clause 4.1.1.2 to permit (but not require) BCI to undertake Formal Product Development, a Product development license fee of $[**] within thirty (30) days after the date of such written notice (provided however that BCI's payment of the Product development license fee within [**] months after the Effective Date shall be deemed to be both BCI's option exercise by written notice and license fee payment under this Clause 4.1.1.2); and

            4.1.1.3 a Product first commercialization license fee of $[**] within sixty (60) days after the first commercial sale (if such first commercial sale should ever occur) of a Product.

4.2   Royalty on Sales:

      4.2.1 In further consideration of the CTI License granted to BCI under this Agreement, BCI shall pay to CTI a royalty on the Net Sales by BCI and BCI's Affiliates as follows:

            4.2.1.1 For Products which, in the country of manufacture, use or sale would infringe, or the importation of which into the country would infringe, but for the CTI License granted to BCI under this Agreement, at least one issued and unexpired claim in the CTI Patents ("COVERED PRODUCTS")

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                     and whether or not a CTI Monoclonal Antibody is used in the
                     Product:

                  [**]% of Net Sales of [**] Products; and

                  [**]% of Net Sales of [**] Products and [**] Products.

            4.2.1.2 For Products in which a CTI Monoclonal Antibody is used but which are not Covered Products:

                  [**]% of Net Sales of [**] Products; and

                  [**]% of Net Sales of [**] and [**] Products.

      4.2.2 In consideration of the BCI's right to grant sublicenses under this Agreement, BCI shall pay to CTI [**] percent ([**]%) of any license fees and/or milestone fees actually received by BCI from its Sublicensees and [**] percent ([**]%) of any earned royalties actually received by BCI from its Sublicensees.

      4.2.3 If BCI makes, uses or sells any Product that, because of the use of the CTI Monoclonal Antibody or any other antibodies to HMGB-1, represents a substantial risk that a court could find infringement of one or more claims of a third party patent, then BCI, if it has not already done so, may negotiate with and obtain from the third party a license on terms that BCI deems appropriate. As used in the preceding sentence, the determination as to the substantial risk of infringement is determined by legal counsel of BCI's choice without regard to the validity of the one or more claims. If BCI or any Sublicensee is required to pay earned royalties to any such third party, [**]% of such earned royalties are creditable against royalties otherwise due to CTI under Clause 4.2.1 above, provided that the royalties otherwise payable to CTI in a given year shall not be reduced by more than [**]%. No action taken by or on behalf of BCI or any Sublicensee under this Paragraph 4.8 may be construed as any admission by BCI or any Sublicensee.

                    CLAUSE 5 -- PAYMENTS, REPORTS AND AUDITS

5.1 BCI shall keep or cause to be kept true and accurate records of sales of the Product, the items deducted from the amount in calculating the Net Sales, the Net Sales and the royalties payable to CTI under Clause 4. Beginning with the calendar quarter during which the first commercial sale of a Product in the Territory occurs and for each calendar quarter thereafter during the term of this Agreement, BCI shall deliver to CTI a written statement (the "STATEMENT") thereof within [**] following the end of each such calendar quarter. The Statement shall outline the calculation of the Net Sales during that calendar quarter, the applicable percentage rate, and a computation of the sums due to CTI.

5.2 All royalties shall be paid in U.S. dollars in the United States. BCI will translate sales made by BCI, its Affiliates and Sublicensees and their Affiliates in currencies other than U.S. dollars in conformity with the procedures it uses

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      generally to translate foreign currency revenues and expenses pursuant to
      Statements of Financial Accounting Standards ("SFAS") issued by the Financial Accounting Standards Board (and in particular, as of the Effective Date of this Agreement, SFAS 52) applicable to U.S. corporations with securities traded on U.S. exchanges.

5.3 If BCI is required by law to pay or withhold any income or other taxes on behalf of CTI with respect to any monies payable to CTI under this
      Agreement:

      5.3.1 BCI shall deduct them from the amount of such monies due;

      5.3.2 any such tax required to be paid or withheld shall be an expense of and borne solely by CTI;

      5.3.3 BCI shall promptly provide CTI with a certificate or other documentary evidence to enable CTI to support a claim for a refund or a foreign tax credit.

5.4 CTI and BCI agree to co-operate in all reasonable respects necessary to take advantage of any double taxation agreements or similar agreements as may, from time to time, be available in order to enable BCI to make such payments to CTI without any deduction or withholding.

5.5 Payment of royalties shall be made by BCI to CTI upon provision of the Statement.

5.6 All payments due hereunder shall be made to the designated bank account of CTI in accordance with such timely written instructions as CTI shall from time to time provide.

5.7 For the [**] period following the close of each calendar year of the Agreement, BCI will, in the event that CTI reasonably requests such access, provide CTI's independent certified accountants (reasonably acceptable to BCI) with access, during regular business hours and subject to the confidentiality provisions as contained in this Agreement, to BCI's books and records relating to the Product, solely for the purpose of verifying the accuracy and reasonable composition of the calculations hereunder for the calendar year then ended. CTI shall not make more than one such request annually. After the [**] period, all Statements and payments made for the respective calendar year shall be conclusively presumed to be true and correct and CTI shall have no right to audit and BCI shall have no liability whatsoever to CTI with respect to such Statements and payments.

5.8 In the event of a discovery of a discrepancy for the applicable period, a correcting payment shall be made forthwith between the parties. If the discrepancy is a result of an underpayment by BCI and such underpayment exceeds 5% of the amount otherwise due CTI for the applicable period, then additionally the cost of such accountants shall be borne by BCI.

                      CLAUSE 6 -- DURATION AND TERMINATION

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6.1   The term of this Agreement begins as of the Effective Date. Unless terminated earlier in accordance with Clauses 6.2, 6.3 or 6.4 below, this Agreement expires the later of either the last to expire of the patents included in the CTI Patents or the cessation of BCI using the CTI Monoclonal Antibody in Products, but any provision of this Agreement which by its terms survives the expiration or termination of this Agreement shall survive the term and any complete or partial termination of this Agreement as if those provisions were a separate understanding between the parties, and any definition required or reasonably necessary to give effect to such surviving provisions likewise survives the expiration or termination of this Agreement. Upon any expiration or termination of this Agreement, all sublicenses granted by BCI under this Agreement shall immediately expire.

6.2 If BCI does not exercise the option of Clause 4.1.1.2, then this Agreement expires twenty five (25) months plus one day after the Effective Date.

6.3 In further addition to the rights of termination provided for elsewhere in this Agreement, BCI shall be entitled to terminate this Agreement on ninety (90) days written notice.

6.4 In addition to the rights of termination provided for elsewhere in this Agreement, either party will be entitled forthwith to terminate this Agreement by written notice to the other party if:

      6.4.1 that other party commits a material breach of any of the provisions of this Agreement, and fails to cure the same within 90 days after receipt of a written notice from another party hereto giving full particulars of the breach and requiring it to be remedied; provided, that if the breaching party has proposed a course of action to cure the breach and is acting in good faith to cure same but has not cured the breach by the 90th day, such period shall be extended by such period as is reasonably necessary to permit the breach to be cured, provided that such period shall not be extended by more than 180 days, unless otherwise agreed in writing by the parties;

      6.4.2 that other party goes into liquidation under the laws of any applicable jurisdiction (except for the purposes of amalgamation or reconstruction and in such manner that the company resulting therefrom effectively agrees to be bound by or assume the obligations imposed on that other party under this Agreement);

      6.4.3 a receiver, administrator, examiner, trustee or similar officer is appointed over all or substantially all of assets of that other party under the laws of any applicable jurisdiction; or

      6.4.4 any proceedings are filed or commenced by that other party under bankruptcy, insolvency or debtor relief laws, or anything analogous to any of the foregoing under the laws of any applicable jurisdiction occurs in relation to that other party.

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                     CLAUSE 7 -- CONSEQUENCES OF TERMINATION

7.1 Upon exercise of those rights of termination specified in Clause 6 in this Agreement, this Agreement shall, subject to the provisions of the Agreement which survive the termination of the Agreement, automatically terminate forthwith and be of no further legal force or effect.

7.2 Upon termination of the Agreement by either party, the following shall be the consequences relating to the Territory or the particular country, as applicable:

      7.2.1 any sums that were due from BCI to CTI under the provisions of Clause 4 or otherwise howsoever prior to the termination or expiry hereof shall be paid in full within 60 days of termination of this Agreement and CTI shall not be liable to repay to BCI any amount of money paid or payable by BCI to CTI up to the date of the termination of this Agreement;

      7.2.2 all confidentiality provisions set out herein shall remain in full force and effect for a period of 2 years from the date of termination or expiry hereof;

      7.2.3 the rights of inspection and audit shall continue in force for the period referred to in the relevant provisions of this Agreement;

      7.2.4 the CTI License and any sub-license granted under Clause 2.2.1 shall automatically terminate; and

      7.2.5 if termination is effected by CTI under Clause 6.4, permit BCI for a period not exceeding [**] to exhaust its stocks of the Product subject to the relevant provisions of this Agreement including financial provisions.

                       CLAUSE 8 -- WARRANTY AND INDEMNITY

8.1   CTI represents and warrants to BCI as of the Effective Date, as follows:

      8.1.1 CTI has the right to enter into this Agreement and grant the CTI License.

      8.1.2 There are no agreements between CTI and any third party that conflict with the CTI License.

      8.1.3 There are no infringement proceedings pending against CTI in connection with the CTI Patents in relation to the Field in the Territory.

8.2   BCI represents and warrants to CTI as of the Effective Date, as follows:

      8.2.1 BCI has the right to enter into this Agreement.

      8.2.2 There are no agreements between BCI and any third party that conflict with this Agreement.

8.3 BCI agrees to and shall defend, indemnify and hold CTI, its employees, agents and officers harmless, including professional fees necessary to consider, advise and defend, from and against any suit or proceeding alleging injury to persons, including death, or property and any liability, damages or penalties awarded or agreed to therein and resulting from or arising out of BCI's negligence in the development, manufacture, storage, packaging or transport or other use of the Products.

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8.4   With reference to Clause 2.2, BCI shall indemnify and hold harmless CTI to the extent that any claims arise out of any such acts or omissions of any sub-licensee but only the same extent that BCI would be liable to CTI under the provisions of this Agreement.

8.5   The party seeking an indemnity shall:

      8.6.1 fully and promptly notify the other party of any claim or proceedings, or threatened claim or proceedings;

      8.5.2 permit the indemnifying party to take full control of such claim or proceedings, with counsel of the indemnifying party's choice, provided that the indemnifying party shall reasonably and regularly consult with the indemnified party in relation to the progress and status of such claim or proceedings;

      8.5.3 co-operate in the investigation and defense of such claim or proceedings; and

      8.5.4 take all reasonable steps to mitigate any loss or liability in respect of any such claim or proceedings.

      The indemnifying party may settle a Claim on terms which provide only for monetary relief and do not include any admission of liability. Save as aforesaid, neither the indemnifying party nor the party to be indemnified shall acknowledge the validity of, compromise or otherwise settle any Claim without the prior written consent of the other, which shall not be unreasonably withheld.

8.6 EXCEPT AS SET FORTH IN THIS CLAUSE 8, CTI IS GRANTING THE CTI LICENSE HEREUNDER ON AN "AS IS" BASIS WITHOUT REPRESENTATION OR WARRANTY WHETHER EXPRESS OR IMPLIED INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR INFRINGEMENT OF THIRD PARTY RIGHTS, AND ALL SUCH WARRANTIES ARE EXPRESSLY DISCLAIMED.

8.7 WITHOUT PREJUDICE TO THE OBLIGATION OF EITHER PARTY TO INDEMNIFY THE OTHER IN RESPECT OF CLAIMS BY A THIRD PARTY, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, CTI AND BCI SHALL NOT BE LIABLE TO THE OTHER BY REASON OF ANY REPRESENTATION OR WARRANTY, CONDITION OR OTHER TERM OR ANY DUTY OF COMMON LAW, OR UNDER THE EXPRESS TERMS OF THIS AGREEMENT, FOR ANY CONSEQUENTIAL, SPECIAL OR INCIDENTAL OR PUNITIVE LOSS OR DAMAGE (WHETHER FOR LOSS OF CURRENT OR FUTURE PROFITS, LOSS OF ENTERPRISE VALUE OR OTHERWISE) AND WHETHER OCCASIONED BY THE NEGLIGENCE OF THE RESPECTIVE PARTIES, THEIR EMPLOYEES OR AGENTS OR OTHERWISE.

8.8 NEITHER PARTY SHALL UNDER NO CIRCUMSTANCES HAVE ANY LIABILITY TO THE OTHER PARTY AS A RESULT OF BCI BEING UNABLE TO EVALUATE, DEVELOP, MANUFACTURE, OR SELL THE PRODUCT, HAVING TO CEASE SELLING THE PRODUCT OR HAVING

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      TO DELAY THE LAUNCH OF THE PRODUCT, WHETHER THE SAME ARISES AS A RESULT OF
      ANY DEFAULT OR NEGLIGENCE OF THE FIRST PARTY, OR ANY ALLEGED ACT OF INFRINGEMENT OF THE RIGHTS OF A THIRD PARTY OR OTHERWISE.

8.9 Where this Agreement provides for the indemnification of a party to this Agreement or for the limitation of a party's liability, such indemnification and/or limitation (as the case may be) shall also apply for the benefit of such party's Affiliates and the employees, officers, directors and agents of any of them, acting in such capacity.

                      CLAUSE 9 -- MISCELLANEOUS PROVISIONS

9.1   Confidentiality:

      9.1.1 The parties agree that it will be necessary, from time to time, to disclose to each other confidential and proprietary information, including without limitation, Statements, sales forecasts, business plans, inventions, trade secrets, specifications, designs, data, know-how and other proprietary information relating to HMGB-1, the Field, the Product, processes, services and business of the disclosing party.

            The foregoing which is disclosed in writing by the disclosing party shall be referred to collectively as "CONFIDENTIAL INFORMATION".

      9.1.2 Any Confidential Information disclosed by the disclosing party shall be used by the receiving party exclusively for the purposes of fulfilling the receiving party's obligations under this Agreement and for no other purpose.

      9.1.3 Save as otherwise specifically provided herein, and subject to Clauses 9.2 and 9.3, each party shall disclose Confidential Information of the other party only to those employees, representatives and agents requiring knowledge thereof in connection with fulfilling the party's obligations under this Agreement, and not to any other third party.

            Each party shall exercise the same standard of care as it would itself exercise in relation to its own confidential information (but in no event less than a reasonable standard of care) to protect and preserve the proprietary and confidential nature of the Confidential Information disclosed to it by the other party.

      9.1.4 Any breach of this Clause 9.1 by any person informed by one of the parties is considered a breach by the party itself.

      9.1.5 Confidential Information shall be deemed not to include:

            9.1.5.1  information which is in the public domain;

            9.1.5.2 information which is made public through no breach of this Agreement;

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January 5, 2005

            9.1.5.3 information required or advisable in order to secure the necessary regulatory approvals to manufacture or market the Products,

            9.1.5.4 information which is independently developed by a party, as evidenced by such party's records; or

            9.1.5.5 information that becomes available to a receiving party on a non-confidential basis, whether directly or indirectly, from a source other than the other party hereto, which source did not acquire this information on a confidential basis.

      9.1.6 The provisions relating to confidentiality in this Clause 9.1 shall remain in effect during the term of this Agreement, and for a period of 2 years following the expiration or earlier termination of this Agreement.

      9.1.7 The parties agree that the obligations of this Clause 9.1 are necessary and reasonable in order to protect the parties' respective businesses, and each party agrees that monetary damages may be inadequate to compensate a party for any breach by the other party of its covenants and agreements set forth herein.

9.2   Announcements:

      Except as required by a Party to meet its obligation to make necessary disclosure under applicable securities laws and listing agency regulations, neither Party will issue any other press release or make other public disclosures related to the execution of this Agreement or the terms contained therein without the prior written approval of the other (which approval may be withheld for any reason).

9.3   Required Disclosures:

      9.3.1 A party (the "DISCLOSING PARTY") will be entitled to make an announcement or public statement concerning the existence, subject matter or any term of this Agreement, or to disclose Confidential Information that the Disclosing Party is required to make or disclose pursuant to:

            9.3.1.1  a valid order of a court or Governmental Authority; or

            9.3.1.2 any other requirement of law or any securities or stock exchange;

            provided that if the Disclosing Party becomes legally required to make such announcement, public statement or disclosure due to Clause 9.3.1.1, the Disclosing Party shall give the other party or parties hereto prompt notice of such fact to enable the other party or parties hereto to seek a protective order or other appropriate remedy concerning any such announcement, public statement or disclosure, including confidential treatment and/or appropriate redactions.

January 5, 2005

            A Disclosing Party shall have the right to make any announcements, public statements or disclosures pursuant to Clause 9.3.1.2 without the review of consent of the other Party.

            The Disclosing Party shall fully co-operate with the other party or parties hereto in connection with that other party's or parties' efforts to obtain any such order or other remedy.

            If any such order or other remedy does not fully preclude announcement, public statement or disclosure, the Disclosing Party shall make such announcement, public statement or disclosure only to the extent that the same is legally required.

9.4   Assignment:

      9.4.1 Except as provided for in this Clause 9.4, this Agreement may not be assigned by a party without the prior written consent of the other, which shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that either party shall be entitled to assign its rights under this Agreement to an Affiliate for any reason or to an unaffiliated third party in connection with the sale of all or substantially all of the business and assets of the assigning party to which the subject matter of this Agreement pertains. Any permitted assignee shall assume all obligations of its assignor under this Agreement or under the respective rights or obligations actually assigned..

9.5   Parties bound:

This Agreement shall be binding upon and enure for the benefit of parties hereto, their successors and permitted assigns.

9.6      Severability:

If any provision in this Agreement is deemed to be, or becomes invalid, illegal, void or unenforceable under applicable laws:-

      9.6.1 such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable; or

      9.6.2 if it cannot be so amended without materially altering the intention of the parties, it will be deleted the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

9.7   Force Majeure:

Neither party to this Agreement shall be liable for failure or delay in the performance of any of its obligations hereunder if such failure or delay results from Force Majeure, but any such failure or delay shall be remedied by such party as soon as practicable.

9.8   Relationship of the parties:

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January 5, 2005

      9.8.1 Nothing contained in this Agreement is intended or is to be construed to constitute any of the parties hereto as partners or members of a joint venture or any party as an employee of another party.

      9.8.2 No party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other party or to bind another party to any contract, agreement or undertaking with any third party.

9.9   Amendments:

No amendment, modification or addition hereto shall be effective or binding on any party hereto unless set forth in writing and executed by a duly authorised representative of all parties hereto.

9.10  Waiver:

No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

9.11  Entire Agreement / No Effect on Other Agreements:

      9.11.1 Each of the parties hereto hereby acknowledges that in entering into this Agreement it has not relied on any representation or warranty except as expressly set forth herein or in any document referred to herein.

      9.11.2 This Agreement sets forth all of the agreements and understandings between the parties with respect to the subject matter hereof, and supersede and terminate all prior agreements and understandings between the parties with respect to the subject matter hereof, but without prejudice to any accrued rights and obligations thereunder. There are no agreements or understandings with respect to the subject matter hereof, either oral or written, between the parties other than as set forth in this Agreement.

      9.11.3 Nothing in this Clause 9.11 shall exclude any liability which any party would otherwise have to the other party or any right which either of them may have to rescind this Agreement in respect of any statements made fraudulently by the other prior to the execution of this Agreement or any rights which either of them may have in respect of fraudulent concealment by the other.

9.12  Governing law:

      9.12.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding its conflict of laws rules.

9.13  Notice:

      9.13.1 Any notice to be given under this Agreement shall be sent in writing in English by registered or recorded delivery post, reputable overnight courier or fax to:

January 5, 2005

            CTI at

            Critical Therapeutics, Inc.
            60 Westview Street
            Lexington, MA 02421

            Attention:  Chief Operating Officer
            Fax:        (781) 402-5729

      To BCI:           Beckman Coulter, Inc.
                        Clinical Diagnostics Division
                        200 South Kraemer Boulevard
                        Brea, California 92821
                        Attention: President
                        Fax: (714) 961-4538

      With a copies to: Beckman Coulter, Inc
                        1000 Lake Hazeltine Drive
                        Chaska, Minnesota 55318
                        Fax: (952) 368-1280
                        Attention: Business Development Manager
                        and:

                        Beckman Coulter, Inc
                        4300 North Harbor Boulevard
                        Fullerton, California 92834-3100
                        Attention: General Counsel
                        Fax: (714) 773-7936

            or to such other address(es) and fax numbers as may from time to time be notified by either party to the other hereunder.

     9.13.2 Any notice sent by mail shall be deemed to have been delivered within 7 working days after despatch or delivery to the relevant courier and any notice sent by fax shall be deemed to have been delivered upon confirmation of receipt. Notice of change of address shall be effective upon receipt.

9.14  Further assurances:

At the request of any of the parties, the other party or parties shall (and shall use reasonable efforts to procure that any other necessary third parties shall) execute and do all such documents, acts and things as may reasonably be required subsequent to the signing of this Agreement for assuring to or vesting in the requesting party the full benefit of the terms hereof.

9.15  Counterparts:

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

January 5, 2005

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the Effective Date.

SIGNED

/s/ Trevor Phillips
-------------------------

January 10th 2005
(date)

for and on behalf of
CRITICAL THERAPEUTICS, INC.

SIGNED

/s/ Scott Garrett
-------------------------

Jan 7, 2005
(date)

for and on behalf of
BECKMAN COULTER, INC.

January 5, 2005

                             SCHEDULE 1 CTI PATENTS

CTI FILE                                        PATENT/APPLICATION
NUMBER             TITLE              COUNTRY         NUMBER
--------  -------------------------  ---------  ------------------
[**]      Antagonists of HMG-1 for   U.S.       U.S. Patent No.
          Treating Inflammatory                 6,303,321
          Conditions

[**]      Antagonists of HMG-1 for   U.S.       10/242,056
          Treating Inflammatory
          Conditions

[**]      Antagonists of HMG-1 for   PCT        PCT/US00/03583
          Treating Inflammatory
          Conditions

[**]      Antagonists of HMG-1 for   Australia  36983/00
          Treating Inflammatory
          Conditions

[**]      Antagonists of HMG-1 for   Canada     2,359,926
          Treating Inflammatory
          Conditions

[**]      Antagonists of HMG-1 for   Europe     00 915 762.9
          Treating Inflammatory
          Conditions

[**]      Antagonists of HMG-1 for   Japan      2000-598059
          Treating Inflammatory
          Conditions

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